NEWS RELEASE

CONTACT:
Ronald L. Barden
Managing Director of Reorganization
804-784-7525

FOR IMMEDIATE RELEASE

HEILIG-MEYERS COMPANY ANNOUNCES FILING OF PLAN OF REORGANIZATION AND DISCLOSURE

STATEMENT

RICHMOND, VA, September 17, 2004 - Heilig-Meyers Company and its wholly owned subsidiaries, Heilig-Meyers Furniture Company, Heilig-Meyers Furniture West,

Inc., HMY Star, Inc., HMY RoomStore, Inc., and MacSaver Financial Services,

Inc. (collectively the "Companies"), today announced that they and the Official

Committee of Unsecured Creditors have filed a Joint Plan of Reorganization (the

"Plan") and Disclosure Statement with the U.S. Bankruptcy Court for the Eastern

District of Virginia.  The Bankruptcy Court will conduct a hearing for the purpose of making a determination as to the adequacy of the Disclosure

Statement.  Once the Bankruptcy Court approves the Disclosure Statement, the

Companies will ask creditors to vote in favor or against the Plan.


Under the terms of the proposed Plan, pre-petition creditors will receive beneficial interests in a Liquidation Trust in settlement of their claims.

The proposed Plan contemplates that only one of the Companies, HMY RoomStore,

Inc. will emerge as a reorganized business enterprise ("Reorganized RoomStore").

All other assets will be transferred to a Liquidation Trust to be converted to cash over time for distribution to the beneficiaries of the Liquidation Trust.

Additionally, the Reorganized RoomStore common stock will be transferred to the

Liquidation Trust for the benefit of the holders of allowed unsecured claims under the Plan.  The holders of existing common stock of Heilig-Meyers Company will receive no distribution under the proposed Plan and will have no interest in the Liquidation Trust, and it is anticipated that the existing shares of

common stock will be cancelled.   Reorganized RoomStore will continue to

operate stores under The RoomStore name.


The RoomStore offers a wide selection of professionally coordinated home furnishings in complete room packages at value-oriented prices.  The RoomStore operates 64 stores located in Pennsylvania, Maryland, Virginia, North Carolina,

South Carolina and Texas.


Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be different from those contemplated.  The Companies assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.